Exhibit 99.1

BioLife Solutions Announces Third Quarter 2019 Financial Results

Third quarter revenue of $6.6 million, up 25% over the prior year

Updates 2019 financial guidance to reflect CBS acquisition, introduces preliminary 2020 revenue guidance of $50 to $56 million

Conference call today at 4:30 p.m. Eastern time

BOTHELL, Wash. (November 12, 2019) – BioLife Solutions, Inc. (NASDAQ: BLFS) (“BioLife” or the “Company”), a leading developer and supplier of a portfolio of best-in-class bioproduction tools for cell and gene therapies, today reported financial results and operational highlights for the three and nine months ended September 30, 2019. The Company also revised 2019 financial guidance to reflect the acquisition of Custom Biogenic Systems, Inc. (“CBS”) announced earlier today and introduced preliminary 2020 revenue guidance.

Total revenue from sales of biopreservation media, automated thaw products and rental revenue of evo shipping containers for the third quarter of 2019 was $6.6 million, representing 25% year-over-year growth. Revenue from thaw product sales and evo rentals met or exceeded management’s internal plan for the quarter. Media sales were approximately $1 million below management’s internal plan primarily due to lower-than-expected orders from one large distributor and one cell therapy contract manufacturer. Order volume from these two customers has resumed to typical levels to date in the fourth quarter.

Mike Rice, BioLife Solutions CEO, remarked, “Q3 was another strong quarter of operational execution, growth and strategic activities supporting our vision to build BioLife into a premier bioproduction tools supplier. We achieved our financial goals in our cell and gene therapy franchise with the exception of biopreservation media revenue. Our media revenue remains concentrated with a relatively small number of large direct customers, distributors and CMOs and we anticipate some variability in demand from this segment.

“A primary driver of our M&A strategy is to broaden our product portfolio in order to mitigate the impact of this concentration, while pursuing our next financial milestone of $100 million in annual revenue. We believe that our acquisition of CBS will be a key component of our revenue growth and diversification strategy,” he added. “With $1 to $2 million in revenue expected from CBS during the remainder of this year, we are raising the top of our 2019 revenue guidance range.”

Third Quarter 2019 Revenue Highlights

Cell & Gene Therapy Market Segment

●	Gained 41 new cell and gene therapy customers.

●	Processed 18 new cross-reference requests for our FDA master files for CryoStor and HypoThermosol.

●	CryoStor and HypoThermosol are now estimated to be used in over 400 customer clinical applications.

●	Media and thaw product revenue was $3.4 million, representing 52% of total revenue with 19% growth over the prior-year period.

●

Announced the following customers have adopted the evo® Cold Chain system for monitored shipments of cell and gene therapies: Adaptimmune, Autolus, Janssen, KBI Pharma, Mustang Bio, Nanjing Legend and Tessa Therapeutics.

Worldwide Distributor Network

●	Sales through our distributor network were $2.6 million, representing 40% of total revenue with 38% growth over the prior-year period.

●	Key worldwide distributors include STEMCELL Technologies, MilliporeSigma, Thermo Fisher, VWR, World Courier and QuickStat.

Third Quarter Operational Highlights

●	Completed the acquisition of SAVSU Technologies, Inc. (“SAVSU”).

●	Formed cell and gene therapy bioproduction innovation co-investment accelerator program with Casdin Capital and announced initial strategic investments in iVexSol and Sexton Biotechnologies.

●	Successfully completed 19 audits of our quality system by cell and gene therapy direct customers and contract manufacturers.

●	Reached approximately 6 months of safety stock inventory of our critical media products in our Bothell and offsite warehouse to mitigate supply risk for cell and gene therapy customers.

Third Quarter and Nine Month 2019 Financial Results

BioLife Solutions is presenting various financial metrics under U.S. Generally Accepted Accounting Principles (GAAP) and as adjusted (non-GAAP). A reconciliation of GAAP to non-GAAP metrics appears at the end of this news release.

Revenue

●	Total revenue for the third quarter of 2019 increased 25% to $6.6 million compared with $5.3 million for the third quarter of 2018.

●	Sales of ThawSTAR automated thaw products totaled $324,000 for the third quarter.

●	Revenue from the rental of evo units and related accessory sales was $211,000 for the third quarter.

●	Total revenue for the nine months ended September 30, 2019 increased 34% to $19.1 million compared with $14.3 million for the first nine months of 2018.

Gross Margin

●

Gross margin (GAAP) for the third quarter of 2019 was 68.4% compared with 69.7% for the third quarter of 2018. Adjusted gross margin (non-GAAP) for the third quarter of 2019 was 69.2% compared with 69.7% in 2018.

●

Gross margin (GAAP) for the nine months ended September 30, 2019 was 70.2% compared with 68.5% for the same period in 2018. Adjusted gross margin (non-GAAP) for the nine months ended September 30, 2019 was 71.0% compared with 68.5% in 2018.

Operating Expenses

●

Operating expenses (GAAP) for the third quarter of 2019 were $5.1 million compared with $2.5 million for the third quarter of 2018. Adjusted operating expenses (non-GAAP) for the third quarter of 2019 were $4.5 million compared with $2.5 million in 2018.

●

Operating expenses (GAAP) for the nine months ended September 30, 2019 were $12.6 million compared with $7.2 million for the prior-year period. Adjusted operating expenses (non-GAAP) for the nine months ended September 30, 2019 were $11.6 million compared with $7.2 million in 2018.

Operating Income/(Loss)

●

Operating loss (GAAP) for the third quarter of 2019 was $597,000 compared with operating income of $1.2 million for the third quarter of 2018. Adjusted operating income (non-GAAP) for the third quarter of 2019 was $106,000 compared with $1.2 million in 2018.

●

Operating income (GAAP) for the nine months ended September 30, 2019 was $813,000 compared with $2.6 million for the same period in 2018. Adjusted operating income (non-GAAP) for the nine months ended September 30, 2019 was $2.0 million compared with $2.6 million in 2018.

Net Income Attributable to Common Stockholders

●

Net income attributable to common stockholders (GAAP) for the third quarter of 2019 was $9.3 million compared with $1.2 million for the third quarter of 2018. Included in net income for the third quarter of 2019 was a one-time gain of $10.1 million related to the purchase price accounting for the SAVSU acquisition. Adjusted net income attributable to common stockholders (non-GAAP) for the third quarter of 2019 was $215,000 compared with $1.2 million in 2018.

●

Net income attributable to common stockholders (GAAP) for the nine months ended September 30, 2019 was $10.6 million compared with $2.1 million for the same period in 2018. Included in net income for the first nine months of 2019 was a one-time gain of $10.1 million related to the purchase price accounting for the SAVSU acquisition. Adjusted net income attributable to common stockholders (non-GAAP) for the nine months ended September 30, 2019 was $2.4 million compared with $2.5 million in 2018.

Earnings per Share

●

Earnings per diluted share (GAAP) for the third quarter of 2019 were $0.37 compared with $0.05 for the third quarter of 2018. Included in earnings per share for the third quarter of 2019 was a one-time gain of $0.40 per share related to the purchase price accounting for the SAVSU acquisition. Adjusted earnings per diluted share (non-GAAP) for the third quarter of 2019 were $0.01 compared with $0.05 in 2018.

●

Earnings per diluted share (GAAP) for the nine months ended September 30, 2019 were $0.43 compared with $0.10 for the same period in 2018. Included in earnings per share for the nine months of 2019 was a one-time gain of $0.41 per share related to the purchase price accounting for the SAVSU acquisition. Adjusted earnings per diluted share (non-GAAP) for the nine months ended September 30, 2019 were $0.10 compared with $0.12 in 2018.

EBITDA

●

EBITDA, a non-GAAP measurement, for the third quarter of 2019 was $9.7 million compared with $1.2 million for the third quarter of 2018. Adjusted EBITDA for the third quarter of 2019 was $925,000 compared with $1.7 million in 2018.

●

EBITDA, a non-GAAP measurement, for the nine months ended September 30, 2019 was $11.0 million compared with $2.5 million for the prior-year period. Adjusted EBITDA for the nine months ended September 30, 2019 was $4.3 million compared with $4.0 million for the first nine months of 2018.

Roderick de Greef, BioLife Chief Financial Officer, remarked, “With the addition of CBS following the acquisitions of SAVSU and Astero earlier this year, along with expectation for continued growth in our cell and gene therapy franchise, our 2020 outlook is for revenue to increase by 69% to 90% compared with the midpoint of our revised 2019 revenue guidance.”

2019 Financial Guidance

Management updated 2019 financial guidance to include contributions from Astero (beginning April 1), SAVSU (beginning August 8) and CBS (beginning November 12), as follows:

●

Total revenue is now expected to be $27.5 million to $31.5 million, representing growth of 39% to 60% over 2018; this compares with previous guidance for 2019 total revenue to be $27.5 million to $30.5 million. The acquisition of CBS is expected to contribute $1.0 million to $2.0 million in revenue for the remainder of 2019, offset by a reduction of $1.0 million in media revenue reflecting the order shortfall in the third quarter.

●

Gross margin is now expected to be 67% to 68%, compared with 69% in 2018; this compares with previous guidance for 2019 gross margin of 69% to 70%. Adjusted gross margin (non-GAAP) is now expected to be 68% to 69%, reflecting the impact of the SAVSU and CBS acquisitions.

●

Operating expenses are still expected to be $18.5 million to $19.5 million compared with $9.7 million in 2018. Adjusted operating expenses (non-GAAP) for 2019 are expected to be $16.5 to $17.5 million.

●	Affirmed expectation for full-year positive adjusted operating income, adjusted net income and adjusted EBITDA.

Preliminary 2020 Revenue Guidance

Based on the anticipated contributions from Astero, SAVSU and CBS, and continued growth in media revenue, management expects 2020 total revenue to be $50 million to $56 million, representing growth of 69% to 90% compared with the midpoint of 2019 revenue guidance.

Management will provide additional 2020 financial guidance during the 2019 fourth quarter and full year conference call, planned for March 2020.

Conference Call & Webcast

The Company will host a conference call and live webcast at 4:30 p.m. Eastern time today. To access the live webcast, please go to www.biolifesolutions.com/earnings/. Alternatively, you may access the live conference call by dialing (844) 825-0512 (U.S. & Canada) or (315) 625-6880 (International) with the following Conference ID: 7207519. A webcast replay will be available approximately two hours after the call and will be archived on www.biolifesolutions.com for 90 days.

About BioLife Solutions

BioLife Solutions is a leading supplier of cell and gene therapy tools. Our proprietary CryoStor® freeze media and HypoThermosol® shipping and storage media are highly valued in the regenerative medicine, biobanking and drug discovery markets. These biopreservation media products are serum-free and protein-free, fully defined, and are formulated to reduce preservation-induced cell damage and death. Our ThawStar® family of automated cell thawing products and evo cold chain management system can mitigate therapeutic and economic risk for cell and gene therapy developers by reducing the potential of administering a non-viable dose. For more information please visit www.biolifesolutions.com, and follow BioLife on Twitter.

Cautions Regarding Forward Looking Statements

Except for historical information contained herein, this press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements concerning the expected financial performance of the company following the completion of its 2019 acquisitions, the company's ability to implement its business strategy and anticipated business and operations, in particular following its 2019 acquisitions, the company's anticipated future growth strategy, including the acquisition of synergistic cell and gene therapy manufacturing tools and services or technologies, guidance for financial results in 2019 and 2020, including achieving adjusted operating profit, adjusted net income, EBITDA, adjusted EBITDA and cash flow from operations, the potential utility of and market for our products and services, potential revenue growth and market expansion, regulatory approvals and/or commercial manufacturing of our customers' products, and potential customer revenue. All statements other than statements of historical fact are statements that could be deemed forward-looking statements. These statements are based on management's current expectations and beliefs and are subject to a number of risks, uncertainties and assumptions that could cause actual results to differ materially from those described in the forward-looking statements, including among other things, uncertainty regarding unexpected costs, charges or expenses resulting from the company’s 2019 acquisitions, market adoption of the company’s products (including the company’s recently acquired products); the ability of the company’s 2019 acquisitions to be accretive on the company’s financial results; the ability of the company to implement its business strategy; uncertainty regarding third-party market projections; market volatility; competition; litigation; and those other factors described in our risk factors set forth in our filings with the Securities and Exchange Commission from time to time, including our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. We undertake no obligation to update the forward-looking statements contained herein or to reflect events or circumstances occurring after the date hereof, other than as may be required by applicable law.

Non-GAAP Measures of Financial Performance:

To supplement our financial statements, which are presented on the basis of U.S. generally accepted accounting principles (GAAP), the following non-GAAP measures of financial performance are included in this release: adjusted gross profit and gross margin, adjusted operating expenses, adjusted operating income, adjusted net income, adjusted earnings per diluted share (EPS), earnings before interest, taxes, depreciation and amortization (EBITDA) and adjusted EBITDA. A reconciliation of GAAP to adjusted non-GAAP financial measures is included as an attachment to this press release. When analyzing the Company’s operating results and guidance, investors should not consider non-GAAP measures as substitutes for the comparable financial measures prepared in accordance with GAAP.

Media & Investor Relations
Roderick de Greef
Chief Financial Officer
(425) 686-6002
rdegreef@biolifesolutions.com

BIoLife Solutions, Inc.

Unaudited Condensed Consolidated Statements of Operations

(In thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30, 2019	September 30, 2018	September 30, 2019	September 30, 2018

Revenue	$6,604	$5,293	$19,075	$14,286
Cost of revenue	2,084	1,606	5,690	4,507
Gross profit	4,520	3,687	13,385	9,779
Gross profit %	68%	70%	70%	69%

Operating expenses
Research and development	1,309	312	2,420	983
Sales and marketing	1,259	725	3,035	1,978
General and administrative	2,258	1,455	6,579	4,199
Acquisition costs	291	––	538	––
Total operating expenses	5,117	2,492	12,572	7,160

Operating income (loss)	(597)	1,195	813	2,619

Total other income (expenses)	9,913	36	9,768	(246)

Net income before provision for taxes	9,316	1,231	10,581	2,373
Income taxes	––	––	––	––
Net income	9,316	1,231	10,581	2,373
Preferred stock dividends	––	(80)	––	(279)
Net income attributable to common shares	$9,316	$1,151	$10,581	$2,094

Basic net income per common share	$0.47	$0.07	$0.55	$0.13
Diluted net income per common share	$0.37	$0.05	$0.43	$0.10

Basic shares used to compute earnings per share	19,735	17,273	19,072	15,529
Diluted shares used to compute earnings per share	25,343	23,657	24,705	21,051

BIoLife Solutions, Inc.

Unaudited Condensed Consolidated Balance Sheet Information

(In thousands)

	September 30, 2019	December 31, 2018
Cash and cash equivalents	$21,205	$30,657
Accounts receivable, net	4,313	3,045
Inventories	5,694	3,509
Total current assets	32,067	37,564
Assets held for rent, net	2,976	––
Total assets	84,228	45,467

Total current liabilities	4,944	1,939
Total liabilities	7,266	2,319
Total Shareholders' equity	$76,962	$43,148

BIoLife Solutions, Inc.

Unaudited Condensed Consolidated Statement of Cash Flows Information

(In thousands)

	Nine Month Period Ended September 30,
	2019	2018
Cash provided by operating activities	$2,216	$1,763
Cash (used) by investing activities	(12,997)	(6,339)
Cash provided by financing activities	1,329	30,294
Net increase (decrease) in cash and cash equivalents	$(9,452)	$25,718

BIOLIFE SOLUTIONS, INC.

RECONCILIATION OF GAAP GROSS PROFIT TO NON-GAAP (ADJUSTED) GROSS PROFIT

(Unaudited, amounts in thousands)

	Three Months Ended		Nine Months Ended
	September 30, 2019	September 30, 2018	September 30, 2019	September 30, 2018
GAAP GROSS PROFIT	$4,520	$3,687	$13,385	$9,779

ADJUSTMENTS TO GROSS PROFIT:
Inventory step-up charges	52	––	155	––

ADJUSTED GROSS PROFIT	$4,572	$3,687	$13,540	$9,779

ADJUSTED GROSS MARGIN	69%	70%	71%	69%

BIOLIFE SOLUTIONS, INC.

RECONCILIATION OF GAAP OPERATING EXPENSES TO NON-GAAP (ADJUSTED) OPERATING EXPENSES

(Unaudited, amounts in thousands)

	Three Months Ended		Nine Months Ended
	September 30, 2019	September 30, 2018	September 30, 2019	September 30, 2018
GAAP OPERATNG EXPENSES	$5,117	$2,492	$12,572	$7,160

ADJUSTMENTS TO OPERATING EXPENSES:
Acquisition and integration costs	(291)	––	(538)	––
Intangible amortization	(360)	––	(465)	––

ADJUSTED OPERATING EXPENSES	$4,466	$2,492	$11,569	$7,160

BIOLIFE SOLUTIONS, INC.

RECONCILIATION OF GAAP OPERATING INCOME (LOSS) TO NON-GAAP (ADJUSTED) OPERATING INCOME

(Unaudited, amounts in thousands)

	Three Months Ended		Nine Months Ended
	September 30, 2019	September 30, 2018	September 30, 2019	September 30, 2018
GAAP OPEARITNG INCOME (LOSS)	$(597)	$1,195	$813	$2,619

ADJUSTMENTS TO OPERATING INCOME:
Inventory step-up charges	52	––	155	––
Acquisition and integration costs	291	––	538	––
Intangible amortization	360	––	465	––

ADJUSTED OPERATING INCOME	$106	$1,195	$1,971	$2,619

BIOLIFE SOLUTIONS, INC.

RECONCILIATION OF GAAP NET INCOME ATTRIBUTABLE TO COMMON STOCKHOLDERS TO NON-GAAP (ADJUSTED) NET INCOME ATTRIBUTABLE TO COMMON STOCKHOLDERS

(Unaudited, amounts in thousands)

	Three Months Ended		Nine Months Ended
	September 30, 2019	September 30, 2018	September 30, 2019	September 30, 2018
GAAP NET INCOME ATTRIBUTABLE TO COMMON STOCKHOLDERS	$9,316	$1,151	$10,581	$2,094

ADJUSTMENTS TO NET INCOME:
Inventory step-up charges	52	––	155	––
Acquisition and integration costs	291	––	538	––
Intangible amortization	360	––	465	––
Loss on disposal of assets	13	––	13	––
Loss on Equity Method Investment	291	43	739	363
Gain on Acquisition	(10,108)	––	(10,108)	––

ADJUSTED NET INCOME ATTRIBUTABLE TO COMMON STOCKHOLDERS	$215	$1,194	$2,383	$2,457

BIOLIFE SOLUTIONS, INC.

RECONCILIATION OF GAAP NET INCOME PER DILUTED SHARE TO NON-GAAP (ADJUSTED) NET INCOME PER DILUTED SHARE

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2019	September 30, 2018	September 30, 2019	September 30, 2018
GAAP NET INCOME ATTRIBUTABLE TO COMMON STOCKHOLDERS PER SHARE - DILUTED	$0.37	$0.05	$0.43	$0.10

ADJUSTMENTS TO NET INCOME PER SHARE – DILUTED:
Inventory step-up charges	0.01	––	0.01	––
Acquisition and integration costs	0.01	––	0.02	––
Intangible amortization	0.01	––	0.02	––
Loss on disposal of assets	0.00	––	0.00	––
Loss on Equity Method Investment	0.01	0.00	0.03	0.02
Gain on Acquisition	(0.40)	––	(0.41)	––

ADJUSTED NET INCOME ATTRIBUTABLE TO COMMON STOCKHOLDERS PER SHARE - DILUTED	$0.01	$0.05	$0.10	$0.12

BIOLIFE SOLUTIONS, INC.

RECONCILIATION OF GAAP NET INCOME TO NON-GAAP (ADJUSTED) EBITDA

(Unaudited, amounts in thousands)

	Three Months Ended		Nine Months Ended
	September 30, 2019	September 30, 2018	September 30, 2019	September 30, 2018
GAAP NET INCOME	$9,316	$1,231	$10,581	$2,373

ADJUSTMENTS:
Interest expense/(income), net	(109)	(79)	(412)	(117)
Depreciation	165	84	373	245
Intangible amortization	360	––	465	––
EBITDA	$9,732	$1,236	$11,007	$2,501

OTHER ADJUSTMENTS:
Acquisition and integration costs	291	––	538	––
Inventory step-up charges	52	––	155	––
Share-based compensation (non-cash)	654	383	1,907	1,131
Loss on disposal of assets	13	––	13	––
Loss from equity-method investment (SAVSU)	291	43	739	363
Gain on Acquisition	(10,108)	––	(10,108)	––

ADJUSTED EBITDA	$925	$1,662	$4,251	$3,995

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